Exhibit 1.1

Execution Version

3,250,000 Shares

HORIZON TECHNOLOGY FINANCE CORPORATION

COMMON STOCK, PAR VALUE $0.001 PER SHARE

UNDERWRITING AGREEMENT

May 30, 2023

May 30, 2023

Morgan Stanley & Co. LLC

As Representative of the several Underwriters

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

Ladies and Gentlemen:

Horizon Technology Finance Corporation, a Delaware corporation (the “Company”), proposes to issue and sell 3,250,000 shares (the “Firm Shares”) of common stock, par value $0.001 per share, of the Company to the several Underwriters named in Schedule I hereto (the “Underwriters”), for whom Morgan Stanley & Co. LLC is acting as representative (in such capacity, the “Representative”).

The Company also proposes to issue and sell to the several Underwriters up to an additional 487,500 shares of its common stock, par value $0.001 per share (the “Additional Shares”), if and to the extent that the Representative shall have determined to exercise, on behalf of the Underwriters, the right to purchase pursuant to an overallotment option such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of common stock, par value $0.001 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.”

The Company has filed pursuant to the Securities Act of 1933, as amended (collectively with the rules and regulations of the Commission promulgated thereunder, the “Securities Act”), with the U.S. Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form N-2 (File No. 333-255716), which registered the offer and sale of certain securities (“Securities”) to be issued from time to time by the Company, including the Shares. Such registration statement was declared effective by the Commission on July 21, 2021. The registration statement as amended as of its most recent effective date, including the exhibits and schedules thereto, all documents incorporated or deemed to be incorporated in the registration statement by reference, any information contained in a prospectus supplement relating to the Securities subsequently filed with the Commission pursuant to Rule 424 under the Securities Act (“Rule 424”) and deemed to be a part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Securities Act (“Rule 430B”), any registration statement filed pursuant to Rule 462(b) under the Securities Act (“Rule 462(b)”), and any post-effective amendment thereto, is hereinafter referred to as the “Registration Statement.”

The base prospectus included in the Registration Statement as of its most recent effective date, including documents incorporated or deemed to be incorporated therein by reference, is hereinafter referred to as the “Base Prospectus.” The preliminary prospectus supplement, dated May 30, 2023, relating to the Shares that was used prior to the execution and delivery of this Agreement and filed pursuant to Rule 424, including documents incorporated or deemed to be incorporated therein by reference, is herein called the “Preliminary Prospectus Supplement.” The Base Prospectus and the Preliminary Prospectus Supplement are referred to collectively as the “Preliminary Prospectus.” The Company will file with the Commission, in accordance with Rule 424, a final prospectus supplement, including documents incorporated or deemed to be incorporated therein by reference (the “Final Prospectus Supplement”), supplementing the Base Prospectus in connection with the offer and sale of the Shares. The Base Prospectus and the Final Prospectus Supplement are hereinafter referred to collectively as the “Prospectus.” Any reference herein to the Registration Statement, the Base Prospectus, the Preliminary Prospectus Supplement, the Preliminary Prospectus, the Final Prospectus Supplement or the Prospectus shall be deemed to refer to and include any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rule 424 and prior to the termination of the offering of the Shares by the Representative. All references in this Agreement to financial statements and schedules and other information which is “included” or “stated” in the Registration Statement, the Preliminary Prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated in or otherwise deemed to be a part of or included in the Registration Statement, the Preliminary Prospectus, or the Prospectus, as the case may be, as of any specified date; and all references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus, or the Prospectus, including those made pursuant to Rule 424 or such other rule under the Securities Act as may be applicable to the Company, shall be deemed to mean and include, without limitation, the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be, as of any specified date.

The Company has entered into an Investment Management Agreement, dated as of March 7, 2019 (the “Investment Management Agreement”), with Horizon Technology Finance Management LLC, a Delaware limited liability company registered as an investment adviser (the “Adviser”) under the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (the “Advisers Act”).

The Company has also entered into an Administration Agreement, dated as of October 28, 2010 (the “Administration Agreement”), with the Adviser.

For purposes of this Agreement, “Time of Sale Prospectus” means the Preliminary Prospectus together with the information included on Schedule II hereto, and “broadly available road show” means any “road show” (as defined in Rule 433 under the Securities Act).

1.    Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)    The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

(b)    (i) The Company is eligible to use Form N-2. The Registration Statement, when it most recently became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, Time of Sale Prospectus and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act, the applicable rules and regulations of the Commission thereunder and the Investment Company Act of 1940, as amended (the “Investment Company Act”), (iii) the Time of Sale Prospectus does not, and, at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus, as of the date thereof, does not contain and, as of the Closing Date (as defined in Section 5) and, if applicable, each Option Closing Date (as defined in Section 3), as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this paragraph shall not apply to statements in or omissions from the Registration Statement, the Time of Sale Prospectus or Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by any Underwriter expressly for use in the Registration Statement, the Time of Sale Prospectus or Prospectus (the “Underwriter Information”), it being understood and agreed that the Underwriter Information solely consists of the following information in the Prospectus Supplement furnished on behalf of each Underwriter: (i) the first paragraph under the caption “Underwriting—Commissions and Discounts” in the Prospectus; and (ii) the first sentence of the first paragraph and the third paragraph under the caption “Underwriting—Price Stabilization, Short Positions and Penalty Bids” in the Prospectus.

(c)    The financial statements together with the related schedules and notes, included or incorporated by reference in the Registration Statement, Time of Sale Prospectus or Prospectus, present fairly the financial position of the Company at the date indicated and the consolidated statement of operations, statement of changes in net assets and statement of cash flows of the Company for the periods indicated; there are no financial statements that are required to be included in the Registration Statement, the Time of Sale Prospectus and the Prospectus that are not included as required; said financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved and any supporting schedules included or incorporated by reference in the Registration Statement present fairly in all material aspects the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, Time of Sale Prospectus and the Prospectus has been derived from the accounting records and other books and records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby. The “Selected Consolidated Financial” and “Other Data” included or incorporated by reference in the Registration Statement, Time of Sale Prospectus and the Prospectus, as well as the financial data set forth in or incorporated by reference in the Time of Sale Prospectus and the Prospectus under the caption “Capitalization,” and the other financial information included or incorporated by reference in the Registration Statement, Time of Sale Prospectus and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with the audited financial statements included in or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(d)    The documents incorporated by reference in each of the Registration Statement, the Prospectus and the Preliminary Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed or will conform in all material respects to the requirements of the Exchange Act.

(e)    The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(f)    Each subsidiary of the Company has been duly organized, is validly existing and in good standing under the laws of the jurisdiction of its organization, has the power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(g)    This Agreement has been duly authorized, executed and delivered by the Company.

(h)    The Investment Management Agreement and the Administration Agreement have each been duly authorized, executed and delivered by the Company and are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(i)    The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(j)    The shares of Common Stock outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

(k)    The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(l)    The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Investment Management Agreement and the Administration Agreement will not contravene any provision of applicable law or the certificate of incorporation or bylaws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Investment Management Agreement or the Administration Agreement, except such (1) as have been obtained) and (2) in connection with the performance by the Company of its obligations under this Agreement as may be required by (i) the Securities Act and the rules and regulations of the Commission promulgated thereunder, the Exchange Act, or the applicable rules and regulations thereunder, (ii) the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”), (iii) the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares and foreign jurisdictions, or (iv) such as which the failure to obtain would have not have a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement.

(m)    There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(i)    There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (1) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement, the Investment Management Agreement or the Administration Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (2) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(n)    Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424(b)(2) under the Securities Act, complied when so filed in all material respects with the Securities Act, the applicable rules and regulations of the Commission thereunder and the Investment Company Act.

(o)    The Company will not, as of the Closing Date and any Option Closing Date, have filed with the Commission any notice of withdrawal of its Form N-54A Notification of Election to be subject to Sections 55 through 65 of the Investment Company Act filed pursuant to Section 54(a) of the Investment Company Act (the “Notification of Election”). The Notification of Election is effective and no order of suspension or revocation of such election has been issued or proceedings therefor initiated or, to the best knowledge of the Company, threatened by the Commission.

(p)    (A) All action required of the Company under the Securities Act and the Investment Company Act to make the public offering and consummate the sale of the Shares as provided in this Agreement has been taken; (B) the provisions of the certificate of incorporation and bylaws of the Company and the investment objectives, policies and restrictions of the Company described in the Prospectus comply in all material respects with the requirements of the Investment Company Act; and (C) as of the time of each sale of Shares, as of the Closing Date and as of any Option Closing Date, the operations of the Company are and will be in compliance in all material respects with the provisions of the Investment Company Act applicable to business development companies.

(q)    The Company is not, and after giving effect to (i) the offering and sale of the Shares and (ii) the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act.

(r)    Each subsidiary of the Company qualifies, and after giving effect to (i) the offering and sale of the Shares and (ii) the application of the proceeds thereof as described in the Prospectus will qualify, for the exclusion from the definition of “investment company” in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

(s)    The Company and each of its subsidiaries are, and at all times through the completion of the transactions contemplated hereby will be, in compliance in all material respects with the applicable terms and conditions of the Securities Act, the applicable rules and regulations of the Commission thereunder and the Investment Company Act. No person is serving or acting as an officer, director or investment adviser of the Company or any subsidiary of the Company except in accordance with the applicable provisions of the Investment Company Act and the Advisers Act. The Company is not aware that any executive, key employee or significant group of employees of the Company plans to terminate employment with the Company.

(t)    The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(u)    There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(v)    There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(w)    (i) Neither the Company nor any of the Company’s subsidiaries or affiliates, nor any director, officer, or employee of the Company, nor, to the Company’s knowledge, any agent or representative of the Company or any of the Company’s subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Governmental Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws, (ii) the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein; and (iii) neither the Company nor any of the Company’s subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(x)    The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(y)     (i) Neither the Company nor any of the Company’s subsidiaries (collectively, the “Company Entity”) nor any director, officer, employee, agent, affiliate or representative of the Company Entity is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A)    the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) , the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor

(B)    located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan, Syria, the so-called Donetsk People’s and Luhansk People’s Republics and any other Covered Region of Ukraine identified pursuant to Executive Order 14065, the Kherson and Zaporizhzhia oblasts of Ukraine and the Crimea region of Ukraine).

(ii)    The Company Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)    to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)    in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)    The Company Entity represents and covenants that it has not knowingly engaged in, is not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(z)    Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(aa)    The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Prospectus.

(bb)    The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(cc)    No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(dd)    The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.

(ee)    The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.

(ff)    There are no business relationships or related party transactions involving the Company or any other person required to be described in the Prospectus which have not been described as required.

(gg)    The Company has not, directly or indirectly, extended credit, arranged to extend credit or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company.

(hh)    Any statistical and market-related data included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(ii)    The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations and with the investment objectives, policies and restrictions of the Company and the applicable requirements of the Investment Company Act and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, to calculate net asset value, and to maintain asset accountability, and to maintain material compliance with the books and records requirements under the Investment Company Act; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(jj)    There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(kk)    The Company has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 under the Investment Company Act) by the Company, including policies and procedures that provide oversight of compliance by each investment adviser, administrator and transfer agent of the Company.

(ll)    The outstanding shares of Common Stock are listed on the NASDAQ Global Select Market and the Shares being sold hereunder by the Company have been approved for listing, subject only to official notice of issuance, on the NASDAQ Global Select Market.

(mm)    Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans, pursuant to the Company’s dividend reinvestment plan, pursuant to that certain Equity Distribution Agreement by and among the company, the Adviser, Goldman Sachs & Co. LLC and B. Riley FBR, Inc. dated as of August 2, 2021 (the “ATM Sales Agreement”) or pursuant to outstanding options, rights or warrants.

(nn)    RSM US LLP, who has certified the financial statements of the Company and delivered its report with respect to the audited financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act, the applicable rules and regulations of the Commission thereunder and the Investment Company Act.

(oo)    The Company intends to (i) operate its business so as to qualify as a regulated investment company under Subchapter M of the Code and (ii) direct the investment of the proceeds of the offering of the Shares in such a manner as to comply with the requirements of Subchapter M of the Code.

(pp)    The Company (i) has filed or has caused to be filed all foreign, federal, state and local tax returns required to be filed or has properly requested extensions thereof (except in any case in which the failure to so file would not have a material adverse effect on the Company and its subsidiaries, taken as a whole) and (ii) has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(qq)    The Company is not aware that any executive, key employee or significant group of employees of the Company is subject to any non-compete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Adviser except where such violation would not have a material adverse effect on the Company

(rr)    (i) There has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries, equipment or technology (collectively, “IT Systems and Data”); (ii) neither the Company nor its subsidiaries have been notified of, and each of them have no knowledge of any event or condition that could result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; and (iii) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

2.    Representations and Warranties of the Adviser. The Adviser represents and warrants to, and agrees with, each of the Underwriters that:

(a)    The Adviser has been duly organized, is validly existing as a limited liability company in good standing under the laws of the jurisdiction of its organization, has the limited liability company power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Adviser.

(b)    The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and the Adviser is not prohibited by the Advisers Act or the Investment Company Act from acting under the Investment Management Agreement as an investment adviser to the Company, as contemplated by the Time of Sale Prospectus and the Prospectus. There does not exist any proceeding or, to the Adviser’s knowledge, any facts or circumstances, the existence of which could lead to any proceeding which might adversely affect the registration of the Adviser with the Commission.

(c)    This Agreement has been duly authorized, executed and delivered by the Adviser.

(d)    The Investment Management Agreement and the Administration Agreement have each been duly authorized, executed and delivered by the Adviser and are valid and binding obligations of the Adviser, enforceable against the Adviser in accordance with their terms.

(e)    No person is serving as an officer, director or investment adviser of the Company or any subsidiary of the Company except in accordance with the applicable provisions of the Investment Company Act and the Advisers Act. The Adviser is not aware that any executive, key employee or significant group of employees of the Adviser plans to terminate employment with the Adviser.

(f)    The Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Time of Sale Prospectus and the Prospectus and under this Agreement, the Investment Management Agreement and the Administration Agreement, as applicable.

(g)    The execution and delivery by the Adviser of, and the performance by the Adviser of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of formation or limited liability company agreement of the Adviser or any agreement or other instrument binding upon the Adviser that is material to the Adviser, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Adviser, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Adviser of its obligations under this Agreement, the Investment Management Agreement or the Administration Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(h)    There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Adviser from that set forth in the Time of Sale Prospectus.

(i)    There are no legal or governmental proceedings pending or, to the knowledge of the Adviser, threatened to which the Adviser is a party or to which any of the properties of the Adviser is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a material adverse effect on the Adviser or on the power or ability of the Adviser to perform its obligations under this Agreement, the Investment Management Agreement or the Administration Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described.

(j)    Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Adviser has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Adviser has not purchased any of its outstanding limited liability company interests, nor declared, paid or otherwise made any dividend or distribution of any kind on its limited liability company interests other than ordinary and customary dividends; and (iii) there has not been any material change in the limited liability company interests, short-term debt or long-term debt of the Adviser, except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(k)    The Adviser possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and the Adviser has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Adviser, except as described in the Time of Sale Prospectus.

(l)    The description of the Adviser contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus does not, and prior to the time of purchase will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

(m)    The Adviser has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, and the Adviser is not aware of any such action taken or to be taken by any affiliates of the Adviser.

(n)    The Adviser maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with its management’s general or specific authorization and with the investment objectives, policies and restrictions of the Company and the applicable requirements of the Investment Company Act and the Code; (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with GAAP, to calculate net asset value, and to maintain asset accountability, and to maintain material compliance with the books and records requirements under the Investment Company Act; (iii) access to assets is permitted only in accordance with its management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(o)    The Adviser is not aware that any executive, key employee or significant group of employees of the Adviser is subject to any non-compete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Adviser except where such violation would not have a material adverse effect on the Adviser.

(p)    Neither the Adviser nor any of the Adviser’s subsidiaries or affiliates, nor any director, officer, or employee of the Adviser, nor, to the Adviser’s knowledge, any agent or representative of the Adviser or of any of the Adviser’s subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Adviser and its respective subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(q)      (i) Neither the Adviser nor any of the Adviser’s subsidiaries (collectively, the “Adviser Entity”) nor any director, officer, employee, agent, affiliate or representative of the Adviser Entity, is a Person that is, or is owned or controlled by a Person that is:

(A)    the subject of any Sanctions, or

(B)    located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

(ii)    The Adviser Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)    to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)    in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)    The Adviser Entity represents and covenants that it has not knowingly engaged in, is not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(r)    The operations of the Adviser Entity are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including the Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Adviser with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Adviser, threatened.

3.    Agreements to Sell and Purchase. The Company agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company at $12.00 per share (the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the number of Firm Shares to be sold by the Company as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares pursuant to an option to purchase additional shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 487,500 Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. The Representative may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purposes of covering the overallotment option made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

The Company hereby agrees that, without the prior written consent of the Representative on behalf of the Underwriters, it will not, nor will it announce an intention to, during the period ending 60 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act), by the Company or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, provided such restriction shall not apply to the filing of amendments to the N-2 registration statement initially filed with the Commission on May 3, 2021, provided that such amendments are not filed prior to 30 days after the date of the Prospectus and provided further that no offer or sale of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock shall be permitted which would otherwise be precluded under the terms of this Section 3.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (c) the issuance of Common Stock pursuant to the Company’s dividend reinvestment plan or (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the 60-day restricted period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the Company.

4.    Terms of Public Offering. The Company is advised by the Representative that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after this Agreement has become effective as in the Representative’s judgment is advisable. The Company is further advised by the Representative that the Shares are to be offered to the public initially at $12.50 a share (the “Public Offering Price”) and to certain dealers selected by the Representative at a price that represents a concession not in excess of $0.30 a share under the Public Offering Price.

5.    Payment and Delivery. Payment for the Firm Shares to be sold by the Company shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at the offices of Ropes & Gray LLP, 1211 Avenue of the Americas, New York, NY 10036, or at such other places as shall be agreed upon by the Representative and the Company at 10:00 a.m., New York City time, on June 2, 2023, or at such other time on the same or such other date as shall be designated in writing by the Representative. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than June 29, 2023, as shall be designated in writing by the Representative.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as the Representative shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to the Representative on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

6.          Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:

(a)         Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)    there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act;

(ii)    there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in the judgment of the Representative, is material and adverse and that makes it, in the judgment of the Representative, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus; and

(iii)    there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the business or operations of the Adviser from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in the judgment of the Representative, is material and adverse and that makes it, in the judgment of the Representative, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)          The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, in the form attached as Exhibit C hereto.

(ii)    The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Adviser, to the effect that the representations and warranties of the Adviser contained in this Agreement are true and correct as of the Closing Date and that the Adviser has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificates may rely upon the best of his or her knowledge as to proceedings threatened.

(c)          The Underwriters shall have received on the Closing Date:

(i)    an opinion and negative assurance letter of Dechert LLP, outside counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit A hereto; and

(ii)    an opinion and negative assurance letter of Ropes & Gray LLP, counsel for the Underwriters, dated the Closing Date.

The opinion of Dechert LLP described in clause (c)(i) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(d)    The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from RSM US LLP, independent public accountants of the Company, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(e)    The “lock-up” agreements, each substantially in the form of Exhibit B hereto, between the Underwriters and officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Underwriters on or before the date hereof, shall be in full force and effect on the Closing Date.

(f)    The Underwriters shall have received on the date hereof a letter dated the date hereof of the Chief Financial Officer of the Company in substantially the form of Exhibit C hereto.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Underwriters on the applicable Option Closing Date of such documents as the Representative may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date, the legal opinions and certificates set forth above, and other matters related to the issuance of such Additional Shares.

7.    Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)    To furnish to the Representative, without charge, two signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to the Representative in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(d) or 7(e) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representative may reasonably request.

(b)    Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representative a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representative reasonably objects, and to file with the Commission within the applicable period specified in Rule 424(b)under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)    To furnish to the Representative a copy of all promotional materials (including “road show slides” or “road show scripts”) prepared by the Company or the Adviser for use in connection with the offering and sale of the Shares and not to use or refer to any such materials to which the Representative reasonably objects.

(d)    If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(e)    If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representative will furnish to the Company) to which Shares may have been sold by the Representative on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(f)    To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request.

(g)    To make generally available to the Company’s security holders and to the Representative as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(h)    To use reasonable efforts to maintain its status as a business development company under the Investment Company Act; provided, however, that the Company may only cease to be, or withdraw its election to be treated as, a business development company with the approval of its Board of Directors and a vote of stockholders as required by Section 58 of the Investment Company Act.

(i)    To use reasonable efforts to qualify and elect to be treated as a regulated investment company under Subchapter M of the Code and to maintain such qualification and election in effect for each full fiscal year during which it is a business development company under the Investment Company Act.

(j)    To retain qualified accountants and qualified tax experts (i) to test procedures and conduct annual compliance reviews designed to determine compliance with the regulated investment company provisions of the Code and the Company’s exempt status under the Investment Company Act and (ii) to otherwise assist the Company in monitoring appropriate accounting systems and procedures designed to determine compliance with the regulated investment company provisions of the Code and the Company’s exempt status under the Investment Company Act.

(k)    To effect the listing of the Shares on the NASDAQ Global Select Market.

8.    Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the issued Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA, (v) all costs and expenses incident to listing the Shares on the NASDAQ Global Select Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and such other documents as may be required in connection with the offering and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled “Indemnity and Contribution” and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel (except as provided for above in Sections 8(iii) and 8(iv)), stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

9.    Indemnity and Contribution.

(a)    The Company and the Adviser, jointly and severally, agree to indemnify and hold harmless each Underwriter, each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, the officers, directors, employees, partners and members of any of the foregoing, or each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any road show, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein.

(b)    Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, or the Prospectus or any amendment or supplement thereto. For purposes of this Agreement, the only information so furnished shall be the Underwriter Information.

(c)    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing (but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent such indemnifying party is not materially prejudiced as a result thereof) and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representative. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)    To the extent the indemnification provided for in Section 9(a) or 9(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e)    The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)    The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, or any person controlling the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

(g)    Notwithstanding any other provision of this Section 9, no party shall be entitled to indemnification or contribution under this Agreement in violation of Section 17(i) of the Investment Company Act.

10.    Termination. The Underwriters may terminate this Agreement by notice given by the Representative to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade or other relevant exchanges, (ii) there shall have been a downgrade in the rating of any debt of the Company or any subsidiary by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act, (iii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iv) a material disruption in securities settlement, payment or clearance services in the United States or other relevant jurisdiction shall have occurred, (v) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (vi) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the judgment of the Representative, is material and adverse and which, singly or together with any other event specified in this clause (vi), makes it, in the judgment of the Representative, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

11.    Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representative may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representative or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally in proportion to the respective number of Shares sold by the Company for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

12.    Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b)    The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Underwriters may have interests that differ from those of the Company, (iv) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate and (v) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

13.    Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14.    Tax Disclosure. Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the Code and the Treasury Regulations promulgated thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.

15.    Recognition of the U.S. Special Resolution Regimes.

(a)    In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)    For purposes of this Section 15, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

16.    Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

17.    Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18.    Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representative in care of Morgan Stanley & Co. LLC, 1585 Broadway, New York, NY 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department with a copy, which shall not constitute notice, to Ropes & Gray LLP, 1211 Avenue of the Americas, New York, NY 10036, attention of Paul D. Tropp, Esq.; and if to the Company shall be delivered, mailed or sent to Daniel Trolio, 76 Batterson Park Road , Farmington, Connecticut 06032, with a copy, which shall not constitute notice, to Dechert LLP, One International Place, 40th Floor, 100 Oliver Street, Boston, MA 02100, attention of Thomas J. Friedmann, Esq.

[Signature Pages Follow]

Very truly yours,

HORIZON TECHNOLOGY FINANCE CORPORATION

By:
Name: Robert D. Pomeroy, Jr.
Title: CEO

HORIZON TECHNOLOGY FINANCE MANAGEMENT LLC

By:
Name: Robert D. Pomeroy, Jr.
Title: CEO

Accepted as of the date hereof

Representative

Acting on behalf of itself and the several
Underwriters named in Schedule I hereto

Morgan Stanley & Co. LLC

By:
Name:
Title:

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SCHEDULE I

Underwriter	Number of Firm Shares to be Purchased
Morgan Stanley & Co. LLC	1,462,500
UBS Securities LLC	1,072,500
Wells Fargo Securities, LLC	585,000
Janney Montgomery Scott LLC	97,500
Maxim Group LLC	32,500
Total:	3,250,000

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SCHEDULE II

The public offering price per share for the Shares shall be $12.50.

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EXHIBIT A

FORM OF OPINION OF DECHERT LLP

We have acted as counsel to Horizon Technology Finance Corporation, a Delaware corporation (the “Company”), and Horizon Technology Finance Management LLC, a Delaware limited liability company (the “Adviser” and, together with the Company, the “Horizon Entities”), in connection with (i) the Company’s registration of common stock, par value $0.001 per share (the “Common Stock”), pursuant to the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder and (ii) the sale by the Company of 3,250,000 shares of Common Stock (the “Shares”) of the Company pursuant to an underwriting agreement dated May 30, 2023 (the “Underwriting Agreement”), among the Horizon Entities and you, as the representative of the several underwriters set forth on Schedule I thereto (collectively, the “Underwriters”). We are furnishing this opinion letter to you at the request of the Company pursuant to Section 6(c)(i) of the Underwriting Agreement. Capitalized terms used and not otherwise defined in this opinion letter shall have the meanings given to such terms in the Underwriting Agreement.

In rendering the opinions expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below, including the following documents:

the registration statement relating to the Shares on Form N-2 (Registration Statement No. 333-255716), initially filed by the Company under the Securities Act with the U.S. Securities and Exchange Commission (the “Commission”) on May 3, 2021 (the registration statement, as amended at the time when it became effective on July 21, 2021, including the prospectus and the information deemed to be part thereof at the time of effectiveness pursuant to Rule 430C of the Commission under the Securities Act, being hereinafter referred to collectively as the “Registration Statement”);

the base prospectus dated July 21, 2021, which is included as part of the Registration Statement (the “Base Prospectus”);

the preliminary prospectus supplement dated [●], 2023, in the form filed with the Commission pursuant to Rule 497 under the Securities Act (the “Preliminary Prospectus Supplement” and, together with the Base Prospectus, the “Preliminary Prospectus”);

the final prospectus supplement dated [●], 2023, in the form filed with the Commission pursuant to Rule 497 under the Securities Act (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”);

the Underwriting Agreement;

the investment management agreement, effective as of March 7, 2019 (the “Investment Management Agreement”), between the Company and the Adviser;

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the administration agreement dated as of October 28, 2010 (the “Administration Agreement” and, collectively with the Underwriting Agreement and the Investment Management Agreement, the “Transaction Documents”), between the Company and the Adviser;

the amended and restated certificate of incorporation of the Company (the “Certificate of Incorporation”), certified as of a recent date by the Secretary of State of the State of Delaware;

the amended and restated bylaws of the Company (the “Bylaws”), certified as of the date hereof by the Secretary of the Company;

the form of certificate used to evidence the Common Stock (the “Common Stock Certificate”), certified as of the date hereof by the Secretary of the Company;

the certificate of formation of the Adviser, certified as of a recent date by the Secretary of State of the State of Delaware;

the limited liability company agreement of the Adviser, as amended (the “Operating Agreement”), certified as of the date hereof by the Secretary of the Adviser; and

a certificate from the Secretary of State of the State of Delaware as to the existence and good standing of each of the Company and the Adviser as of a recent date.

In addition, we have examined originals or copies of such other corporate records of the Company, certificates of public officials and officers of the Company and agreements and other documents, including those listed on Schedule A hereto, as we have deemed necessary or appropriate as a basis for the opinions expressed below. Representatives of this Firm also attended meetings of the board of directors of the Company at which certain actions were taken.

As to the facts upon which our opinions are based, we have relied, to the extent we deem proper, upon certificates of public officials and certificates and written statements of officers, directors, employees and representatives of, and accountants for, the Company and upon the representations and warranties made by the parties in the Transaction Documents and the due performance by such parties of their respective obligations set forth in the Transaction Documents.

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In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have further assumed that there has been no oral modification of, or amendment or supplement (including any express or implied waiver however arising) to, any of the Transaction Documents or any other instrument or document used by us to form the basis of the opinions expressed herein. In addition, we have assumed that (i) all natural persons who are signatories to the Transaction Documents (other than the Horizon Entities) have the legal capacity to enter into and perform their respective obligations under the Transaction Documents, (ii) each of the parties thereto (other than the Horizon Entities) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (iii) each of the parties thereto (other than the Horizon Entities) has the legal power and authority to enter into and perform all of its respective obligations under the Transaction Documents, (iv) each of the Transaction Documents has been duly authorized, executed and delivered by each of the parties thereto (other than the Horizon Entities) and (v) the Transaction Documents are the legal, valid and binding obligations of each party thereto (other than the Horizon Entities), enforceable against such persons in accordance with their terms. We further assume after due inquiry that (a) there has been no mutual mistake of fact or misunderstanding or fraud, duress or undue influence in connection with the negotiation, delivery and execution of the Transaction Documents and (b) there are and have been no agreements or understandings among parties, written or oral, and there is and has been no usage of trade or course of prior dealing among the parties that would, in either case, vary, supplement or qualify the terms of the Transaction Documents.

We received confirmation from the staff at the Commission that the Registration Statement became effective under the Securities Act on August 31, 2018. Today, we confirmed that no stop order suspending the effectiveness of the Registration Statement has been issued by the Commission by checking the Commission’s dedicated website for such confirmation and, to our knowledge, since that confirmation, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings seeking to suspend the effectiveness of the Registration Statement under the Securities Act have been initiated or threatened by the Commission.

Based upon and subject to the foregoing and such examination of law as we have deemed necessary and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

The Company is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority under such laws to own, lease and operate its properties, to the extent applicable, to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus and to enter into and perform its obligations under the Transaction Documents. The Company is qualified to transact business as a foreign corporation in the State of California.

The sale and issuance of the Shares have been duly authorized by the Company and, when the Shares are issued and delivered against receipt by the Company of payment therefor at a price per Share not less than the par value per share of the Common Stock as contemplated by the Registration Statement and in accordance with the terms of the Underwriting Agreement and, if applicable, countersigned by the transfer agent, the Shares will be validly issued, fully paid and nonassessable. The issuance of the Shares will not be subject to preemptive rights, rights of first refusal or other similar rights under the General Corporation Law of the State of Delaware, the Certificate of Incorporation or the Bylaws. No holder of the Shares is or will be subject to personal liability by reason of being such a holder.

The Common Stock Certificate complies on its face in all material respects with the applicable requirements of the General Corporation Law of the State of Delaware, the Certificate of Incorporation and the Bylaws.

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To our knowledge, there are no legal or governmental proceedings pending or threatened to which any of the Horizon Entities is a party or to which the properties of any of the Horizon Entities are subject that are required under the Securities Act to be described in the Registration Statement, the Preliminary Prospectus or the Prospectus and are not so described, or which seek to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Shares to be sold under the Underwriting Agreement.

The execution and delivery by the Company of the Transaction Documents, the performance by the Company of its obligations thereunder and the issuance of the Shares will not result in (i) a violation or breach of, or conflict with, the Certificate of Incorporation or Bylaws, (ii) a violation or breach of, or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under), any of the agreements or documents set forth on Schedule A hereto or result in the imposition of any lien, charge or encumbrance upon any property or asset of the Company or (iii) a violation or breach of any statute, rule, regulation or, to our knowledge, order known to us to be applicable to the Company of a governmental agency or body or any court having jurisdiction over the Company, except in the cases of (ii) and (iii) such as would not, individually or in the aggregate, materially and adversely affect the Company or the ability of the Company to perform its obligations under the Transaction Documents.

Each of the Transaction Documents has been duly authorized, executed and delivered by the Company.

The Investment Management Agreement has been approved by the board of directors of the Company in accordance with the procedural requirements of Section 15 of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

The Underwriting Agreement has been approved by the board of directors of the Company in accordance with the procedural requirements of Section 15 of the Investment Company Act.

The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds therefrom as described in the Prospectus, will not be required to register as an investment company under the Investment Company Act.

No consent, approval, authorization or order of, or filing with any U.S. federal or New York governmental agency or body, any U.S. federal or New York court or under the General Corporation Law of the State of Delaware is required to be obtained or made by the Company for the performance by the Company of its obligations under the Underwriting Agreement, other than such as may be required by the Securities Act, the Investment Company Act or the rules of the Financial Institution Regulatory Authority, as to which we express no opinion.

The statements in the Preliminary Prospectus and the Prospectus under the captions “Sales of Common Stock Below Net Asset Value,” “Risk Factors—Anti-takeover provisions in our charter documents and other agreements and certain provisions of the Delaware General Corporation Law, or DGCL, could deter takeover attempts and have an adverse impact on the price of our common stock,” “Certain Relationships and Related Transactions,” “Description of Our Securities,” “Description of Common Stock That We May Issue,” “Regulation,” “Material U.S. Federal Income Tax Considerations” and “Underwriting,” in each case insofar as such statements constitute summaries of the legal matters, provisions of the agreements, statutes and regulations referred to therein, fairly present in all material respects the information summarized therein.

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The Common Stock conforms in all material respects to the description thereof in the Preliminary Prospectus and in the Prospectus under the caption “Description of Common Stock That We May Issue” insofar as such description constitutes a summary of the legal matters, provisions of the agreements, statutes and regulations referred to therein.

The Adviser has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware with limited liability company power and authority under such laws to conduct its business as described in the Registration Statement, Preliminary Prospectus and the Prospectus and to execute and deliver the Transaction Documents. The Adviser is qualified to transact business as a foreign limited liability company in the States of California and Connecticut.

The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and, to our knowledge, is not prohibited by the Advisers Act, the Investment Company Act or the applicable published rules and regulations thereunder from acting under the Investment Management Agreement as investment adviser to the Company as contemplated by the Preliminary Prospectus and the Prospectus; and, to our knowledge, there does not exist any proceeding, pending or threatened, which could reasonably be expected to adversely affect the registration of the Adviser with the Commission.

The Underwriting Agreement has been duly authorized, executed and delivered by the Adviser.

The execution and delivery by the Adviser of the Underwriting Agreement, the performance by the Adviser of its obligations thereunder and the consummation of the transactions contemplated thereby will not result in (i) a violation or breach of, or conflict with, the Operating Agreement, (ii) a violation or breach of, or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under), the Operating Agreement, the Investment Management Agreement, the Administration Agreement or, to our knowledge, any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Adviser is a party or by which it or its properties may be bound or affected or (iii) a violation or breach of any statute, rule, regulation or, to our knowledge, any decree, judgment or order applicable to the Adviser of a governmental agency or body or any court having jurisdiction over the Adviser, except in the case of clauses (ii) and (iii) such as would not, individually or in the aggregate, materially and adversely affect the Adviser or the ability of the Adviser to perform its obligations under the Underwriting Agreement.

To our knowledge, no consent, approval, authorization or order of, or filing with, any U.S. federal or New York governmental agency or body, any U.S. federal or New York court or under the Limited Liability Company Act of the State of Delaware is required to be obtained or made by the Adviser for the performance by the Adviser of its obligations under the Underwriting Agreement, other than such as may be required by the Securities Act, the Investment Company Act or the rules of the Financial Institution Regulatory Authority, as to which we express no opinion. The opinions set forth above are subject to the following further assumptions, qualifications and limitations:

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We express no opinion as to any state securities or “blue sky” laws, rules or regulations, or as to any federal or state laws, rules or regulation relating to (i) antitrust or unfair competition, (ii) environmental matters, (iii) tax matters (except to the extent set forth in paragraph 11, above), (iv) the Employee Retirement Income Security Act of 1974, as amended, and similar state laws, (v) counties, cities, townships, municipalities or other local non-state governmental authorities or political subdivisions, (vi) anti-terrorism or (vii) insurance, banking or financial institutions; and

Our opinions in paragraph 1 with respect to valid existence and good standing of the Company and qualification of the Company to do business as a foreign corporation in specific jurisdictions are based solely upon certificates of good standing, each dated as of a recent date and issued by the Secretary of State of such jurisdiction, for the Company;

Our opinions in paragraph 13 with respect to valid existence and good standing of the Adviser and qualification of the Adviser to do business as a foreign limited liability company in specific jurisdictions are based solely upon certificates of good standing, each dated as of a recent date and issued by the Secretary of State of such jurisdiction, for the Adviser.

The opinions herein are limited to the federal laws of the United States of America, the laws of the State of New York, the General Corporation Law of the State of Delaware and the Limited Liability Company Act of the State of Delaware. We are not members of the bar of the State of Delaware; nor do we purport to be experts in the laws of the State of Delaware. We did, however, at your request, review standard compilations of the General Corporation Law of the State of Delaware and the Limited Liability Company Act of the State of Delaware (but not any judicial decisions, rules or regulations), and our opinions given under such law are based solely on such review. Insofar as the opinions expressed herein relate to matters governed by laws other than those set forth in this paragraph, we have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein. Our opinions set forth in this letter are based on our consideration of only those statutes, rules, regulations and judicial decisions which, in our experience, are normally applicable to, or normally relevant in connection with, transactions of the type contemplated in the Underwriting Agreement. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect, and we expressly disclaim any obligation to advise you of any changes therein.

This opinion is based upon the law as in effect and the facts known to us on the date hereof. We have not undertaken to advise you of any subsequent changes in the law or of any facts that hereafter may come to our attention. Whenever our opinion with respect to the existence or absence of facts is indicated based on our knowledge or awareness or correlative terms, we are referring to the current actual knowledge of the individual Dechert LLP attorneys who have worked on substantive matters for the Horizon Entities.

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This opinion letter is being furnished only to you and is solely for your benefit (and not that of any other person) in connection with the closing occurring today pursuant to the Underwriting Agreement. Without our prior written consent, this opinion may not be used, circulated, quoted, relied upon by, or assigned to, any other person for any purpose or otherwise referred to (with or without specific reference to our firm) for any other purpose.

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EXHIBIT B

FORM OF LOCK-UP LETTER

[●], 2023

Morgan Stanley & Co. LLC

As Representative of the several Underwriters

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC, as representative of the several Underwriters (in such capacity, the “Representative”), proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Horizon Technology Finance Corporation, a Delaware corporation (the “Company”) and Horizon Technology Finance Management LLC, a Delaware limited liability company registered as an investment adviser (the “Adviser”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representative (the “Underwriters”), of 3,250,000 shares (the “Shares”) of the common stock, par value $0.001 per share, of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representative on behalf of the Underwriters, it will not, nor will it announce an intention to, during the period commencing on the date hereof and ending 60 days after the date of the final prospectus relating to the Public Offering (the “ Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act, shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift; provided that (i) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence, unless such filing indicates in the footnotes thereto that such transfer was made in connection with a bona fide gift, and (ii) each donee, distributee or transferee shall sign and deliver a lock-up letter substantially in the form of this letter agreement, (c) distributions of shares of Common Stock or any security convertible into Common Stock to limited partners or stockholders of the undersigned; provided that (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence, or (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the restricted period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company. In addition, the undersigned agrees that, without the prior written consent of the Representative on behalf of the Underwriters, it will not, nor will it announce an intention to, during the period commencing on the date hereof and ending 60 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

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The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to participate in the Public Offering, sell any Shares at the price determined in the Public Offering or enter into this agreement, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

[Signature Page Follows]

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Very truly yours,

(Name)

(Address)

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EXHIBIT C

FORM OF OFFICER’S CERTIFICATE

HORIZON TECHNOLOGY FINANCE CORPORATION

Officer’s Certificate

[●], 2023

The undersigned, [NAME], [TITLE] of Horizon Technology Finance Corporation, a Delaware corporation (the “Company”), pursuant to Section 6(b)(i) of the Underwriting Agreement, dated May 30, 2023 (the “Underwriting Agreement”), among the Company, Horizon Technology Finance Management LLC and Morgan Stanley & Co. LLC, as representative of the several underwriters named on Schedule I thereto, hereby certifies, in [his/her] capacity as an officer of the Company, that (all capitalized terms used herein which are defined in the Underwriting Agreement have the respective meanings specified therein unless defined herein):

1.    There has not been, since the date of the Underwriting Agreement, any downgrading, nor has any notice been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as defined for purposes of Section 3(a)(62) of the Exchange Act, and there has not occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole since the date of the Underwriting Agreement;

2.    The representations and warranties of the Company in the Underwriting Agreement are true and correct with the same force and effect as though expressly made at and as of the date hereof;

3.    The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under the Underwriting Agreement at or prior to the date hereof; and

4.    No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to our knowledge, contemplated by the Commission.

[Signature Page Follows]

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IN WITNESS WHEREOF, I have set my hands, in my respective capacity as an officer of the Company, as of the date first written above.

Name:
Title:

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EXHIBIT C

FORM OF CFO CERTIFICATE

[●], 2023

The undersigned, the Chief Financial Officer of Horizon Technology Finance Corporation., a Delaware corporation (the “Company”), pursuant to Section 6(f) of the Underwriting Agreement, dated as of May 30, 2023 (the “Underwriting Agreement”), by and among the Company, Horizon Technology Finance Management LLC. (the “Manager”) and Morgan Stanley & Co. LLC, as the representative (the “Representative”) of the other several underwriters listed on Schedule I thereto (together with the Representative, the “Underwriters”), providing for the sale to the Underwriters by the Company of securities (the “Securities”), hereby certifies that he is authorized to execute this certificate (the “Certificate”) in the name and on behalf of the Company. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement.

The undersigned also hereby certifies, in his capacity as Chief Financial Officer of the Company, as follows:

i.

I have overseen the preparation of the financial and other data circled on the attached Exhibit A (the “Covered Information”), which is included in the Preliminary Prospectus Supplement, the Prospectus, the Annual Report on Form 10-K for the year ended December 31, 2022, and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2023.

ii.	In connection with the preparation of the Covered Information, I have made such review and inquiries as I have deemed necessary to confirm the accuracy and completeness of such data.

iii.

In the course of such reviews and inquiries, nothing has come to my attention that has caused me to believe that the Covered Information is not accurately derived from the Company’s accounting books, the Company’s records or from reliable third party sources, or that such Covered Information does not fairly and accurately state the information presented therein.

This Certificate is being furnished to the Underwriters to assist them in conducting their investigation of the Company in connection with the offering of the Securities. Each of Ropes & Gray LLP, counsel to the Underwriters and Dechert LLP, counsel to the Company, is entitled to rely on this Certificate in connection with the opinions that each firm is rendering pursuant to Sections 6(c)(ii) and 6(c)(i), respectively, of the Underwriting Agreement.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Chief Financial Officer’s Certificate on behalf of the Company as of the date first written above.

HORIZON TECHNOLOGY FINANCE CORP.

By:
Name: Dan Trolio
Title: Chief Financial Officer and Treasurer

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